Exhibit 99.1

Blue Star Foods Corp. Announces Pricing of $4M Public Offering and NASDAQ Listing

Miami, FL, November 2nd, 2021 — Blue Star Foods Corp. (NASDAQ:BSFC) (“Blue Star” or the “Company”), an integrated Environmental, Social, and Governance (ESG) seafood company, today announced the pricing of its underwritten public offering of 800,000 shares of common stock at a public offering price of $5.00 per share, for total gross proceeds of $4.0 million USD, before deducting underwriting discounts, commissions and other related expenses. In addition, Blue Star has granted the underwriters a 45-day option to purchase up to an additional 120,000 ordinary shares at the public offering price, less underwriting discount and commissions. The offering is expected to close on or about November 5th, 2021, subject to the satisfaction of customary closing conditions.

The common shares have been approved to list on the Nasdaq Capital Market under the symbol “BSFC”, and are expected to begin trading on Wednesday, November 3rd, 2021.

The Company intends to use the proceeds to provide funding for general corporate purposes, including working capital, operating expenses, and capital expenditures.

Newbridge Securities Corporation and Revere Securities LLC acted as co-lead bookrunning managers.

The Company’s securities described above are being offered pursuant to an effective registration statement on Form S-1 (SEC File No. 333-259197) that was previously filed with the Securities and Exchange Commission (“SEC”) on August 31st, 2021, and subsequently amended and declared effective on November 2nd, 2021. The offering is being made only by means of a written prospectus that forms a part of the registration statement. A preliminary prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. A final prospectus relating to the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Blue Star Foods Corp.

Blue Star Foods Corp. is an integrated ESG seafood company that processes, packages and sells high-value seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. The Company also owns and operates the oldest continuously operating Recirculating Aquaculture System (RAS) full grow-out salmon farm in North America. The company is based in Miami, Florida, and its corporate website is: www.bluestarfoods.com.

Forward Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation the Company’s proposed development and commercial timelines, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements, including the potential listing of the Company’s common stock on Nasdaq, are based on information currently available the Company and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning the Company’s business are described in detail in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and other periodic and current reports filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Brett Maas | Hayden IR

Email: brett@haydenir.com

Office: (646) 536-7331